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                                                                   EXHIBIT 10.12


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER SAID LAWS, INCLUDING IN PARTICULAR SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED. ACCORDINGLY, NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT WHERE THE PAYEE HAS FURNISHED TO THE PAYOR AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                         BioShield Technologies, Inc.

                NON-NEGOTIABLE INTEREST BEARING PROMISSORY NOTE


$__________________                                  __________________, 1998
                                                             Atlanta, Georgia

     FOR VALUE RECEIVED, the undersigned, BioShield Technologies, Inc., a Georgia corporation (the "Payor"), having its principal offices at 4405 International Boulevard, Suite B109, Norcross, Georgia, 30083, hereby promises to pay to ________________ (the "Payee") having an address at __________________________________________________________ on the earlier to occur of (i) the date of a closing following the date that the U.S. Securities and Exchange Commission declares effective the Company's registration statement on Form SB-2 or another equivalent form (the "Effective Date") for the sale of the Company's common stock, no par value (the "Common Stock"), in an initial public offering (the "IPO") or (ii) ______________________, 2001 (the "Maturity Date"), at the Payee's address set forth hereinabove, or at such other place as the Payee shall hereafter specify in writing, the principal sum of _______________ ($_______________________). Such principal amount and interest, payable as specified below, shall be payable not later than 12:00 o'clock noon, New York City time, on the date when due, in such currency of the United States of America as at the time shall be the legal tender for the payment of public and private debts and in funds immediately available at such payment office or in Common Stock as provided in Paragraphs 1.3 and 1.4 to the extent applicable.

     This Note is part of a unit or units (the "Units") and one of a series of notes (the "Bridge Notes") being issued pursuant to the Payor's Confidential Private Offering Memorandum dated January 15, 1998, together with the exhibits (the "Memorandum") relating to the Payor's offering of up to two hundred (200) Units, each Unit consisting of (i) a Bridge Note in the principal amount of $5,000 and (ii) a warrant to purchase up to 5,000 shares of the Common Stock. This Note shall rank pari passu with all other Bridge Notes.
                     ---- -----

     Reference to the Memorandum shall in no way impair the absolute and unconditional obligation of the Payor to pay both principal and interest hereon as provided herein.

1.  Interest and Payment.

          1.1 The principal amount hereof outstanding from time to time shall bear simple interest (computed on the basis of a 360-day year, using the number of days actually elapsed) from the date hereof at the annual rate of
     (i) 10% from the date hereof until twelve (12) calendar months from the date hereof (the "First Anniversary Date"), (ii) 13% from the First Anniversary Date until twenty-four (24) calendar months from the date hereof (the "Second Anniversary Date"), and (iii) 15% from the Second Anniversary Date until thirty-six (36) calendar months from the date hereof (the "Third Anniversary Date"). It is expressly understood that no acceleration of this Note shall occur by reason of a failure of the Company to make any interest payment due under this Note.
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          1.2  Interest as described in Section 1.1 herein shall be payable annually until the Maturity Date commencing on the First Anniversary Date, and any accrued and unpaid interest shall be payable in full on the Maturity Date (or on any such earlier date of payment as provided in Section 3).

          1.3 In the event that the principal amount due under this Note together with accrued and unpaid interest is not paid in full in cash prior to the First Anniversary Date, the Second Anniversary Date or the Third Anniversary Date, respectively, then the interest payment due on the respective Anniversary Date shall be payable by the Company in Common Stock ("Interest Payment Conversions") based upon a price per share ("Interest Exercise Price") of $1.00 per share as regards the interest payment due on the First Anniversary Date, $2.00 per share as regards the interest payment due on the Second Anniversary Date, and $3.00 per share as regards the interest payment due on the Third Anniversary Date. The Interest Exercise Price shall be subject to adjustment as described below.

          1.4 If the principal and accrued interest have not been paid in full on or before the Maturity Date, then the principal amount due to the Payee hereunder shall automatically be converted into Common Stock at a price equal (the "Maturity Date Exercise Price") to $1.00 per share, the accrued and unpaid interest shall automatically convert into Common Stock at the respective Interest Exercise Price and the Unit Warrants issued as a part of the Units shall automatically terminate and shall be null and void and of no value (collectively, "Payoff Conversions"). The Maturity Date Exercise Price shall be subject to adjustment as described below.

          1.5 If payment of the principal amount hereof or interest accrued thereon is not made when due and payable (including by the issuance of Common Stock pursuant to Sections 1.3 and 1.4), or upon acceleration as expressly provided herein, then interest shall accrue on such unpaid amount from the date of nonpayment to the date of payment at the rate of 12% per annum for the first twelve (12) calendar months of such nonpayment, increasing to 15% per annum thereafter.

          1.6 If any payment under this Note becomes due on a Saturday, Sunday or any other day on which banks in New York City are required or permitted to be closed then such payment shall be made on the next succeeding day which is not a Saturday, Sunday, or any other day on which such banks are required or permitted to be closed and any principal amount due shall continue to bear interest until such payment is made.

          1.7 In the event that a court of competent jurisdiction shall finally determine that the Payor shall have paid or agreed to pay hereunder interest in excess of the maximum rate permitted by law, it is the express intent of the Payor and the Payee (as indicated by his acceptance of this Note) that all such excess amounts paid shall be applied to reduce the outstanding principal amount of this Note, and the provisions of this Note immediately shall be deemed reformed and amounts thereafter collectible hereunder reduced, without necessity of execution of a new document, so as to comply with the determination of such court, but so as to permit the recovery of the fullest amount otherwise provided for in this Note.

          1.8 In the event the Company (i) declares a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Interest Exercise Price and the Maturity Date Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Payee after such time shall be entitled to receive the aggregate number and kind of shares which, if such interest payment had been made immediately prior to such time, he would have receive after such payment and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.
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     2.   Replacement of Note.  In case this Note is mutilated, destroyed, lost
          -------------------
or stolen, the Payor shall, at its sole expense, execute, register and deliver, a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, the Payee shall furnish to the Payor indemnity reasonably satisfactory to the Payor, and in any such case, and in the case of mutilation, the Payee shall also furnish to the Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note, or if no interest shall have yet been paid, dated the date of this Note.

     3.   Prepayment.  At the option of the Payor, this Note may be prepaid in
          ----------
whole at any time, or in part from time to time, without penalty or premium. Any such prepayments by Payor shall be made pro rata to all holders of Bridge Notes issued pursuant to the Memorandum. Each partial prepayment of this Note shall first be applied to interest accrued and unpaid through the date of prepayment and then to principal. Upon any such prepayment, any accrued and unpaid interest (other than that payable by delivery of Common Stock under paragraph 1.3) will be payable by Payor in cash.

     4.   Events of Default. If any of the following Events of Default shall
          -----------------
     occur:

          4.1 The failure by the Payor to make payment, when due, of the principal due under this Note at the Maturity Date or to issue Common Stock when due pursuant to Section 1.3 or 1.4 hereof, following the elapse of 30 days from the date on which the Payor receives written notice of such default; or

          4.2 The dissolution of the Payor or any vote in favor thereof by the Board of Directors and shareholders of the Payor; or

          4.3 The Payor's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Payor, admission in writing that the Payor cannot pay its debts as they become due, or filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within ninety (90) days of commencement or filing, as the case may be; or

     5.   Unconditional Obligation; Fees, Waivers, Other.
          ----------------------------------------------

          5.1 The holder of this Note agrees to pay, on demand, all costs and expenses paid or incurred by Purchaser in seeking to collect this Note, including, without limitation, reasonable attorneys fees actually incurred, and disbursements paid or incurred by Payee, with interest thereon at the Default Rate until paid in full.

          5.2 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other of further exercise thereof or the exercise of any other right or remedy.

          5.3 This Note may not be modified or discharged (other than by payment of this Note), except by a writing duly executed by the Payor and the Payee.

          5.4 The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.
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     6.   Suits for Enforcement of Remedies. If any one or more Events of
          ---------------------------------
Default shall occur and be continuing, the Payee may proceed to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     7.   Restriction on Transfer.  By its acceptance of this Note the Payee
          -----------------------
acknowledges that this Note is non-negotiable and, as such, non-transferable, has not been registered or qualified under the securities laws of the United States of America or any state thereof. By its acceptance of this Note the Payee acknowledges and represents that this Note has been acquired for investment and, even if this Note is subsequently amended to be negotiable, no interest in this Note may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Payee reasonably satisfactory to the Payor that such registration and qualification are not required. The Payee will also be required to execute a lock-up agreement, to the extent required by the Company's underwriter, the National Association of Securities Dealers, Inc., or any state regulatory authority in the IPO, the terms of which will require, among other things, Payee to refrain from offering for sale, selling, soliciting an offer to buy, contracting to sell, granting any option for the sale of or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock received pursuant to this Note or pursuant to the Unit Warrants for a period not to exceed twelve (12) months after the closing of the IPO.

     8.   Miscellaneous.
          -------------

          8.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          8.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

          8.3 This Note and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to choice of law principles.

          8.4 The Payor (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in Superior Court of Fulton County of Georgia or in the United States District Court for the Northern District of Georgia (b) waives any objection which the Payor may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Superior Court of Fulton County and the United States District Court for the Northern District of Georgia in any such suit, action or proceeding. The Payor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Northern District of Georgia and agrees that service of process upon the Payor mailed by certified mail to the Payor's address will be deemed in every respect effective service of process upon the Payor, in any suit, action or proceeding.

          8.5  This Note shall bind the Payor and its successors and assigns.
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                              BIOSHIELD TECHNOLOGIES, INC.


                              By:___________________________________
                                  Name: Timothy C. Moses
                                  Title: President